ROYCE CAPITAL FUND - MICRO-CAP PORTFOLIO
RULE 18f-3 PLAN

Rule 18f-3 under the Investment Company Act of 1940 (the "Investment Company Act") permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (a "18f-3 Plan") setting forth the differences among each class of its shares, (ii) receive the approval of a majority of its Board of Trustees (including a majority of the non-interested trustees) that the 18f-3 Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole and (iii) file a copy of the 18f-3 Plan with the Securities and Exchange Commission (the "Commission") as an exhibit to the fund's registration statement. The following 18f-3 Plan is for Royce Capital Fund - Micro-Cap Portfolio (the "Fund"), a series of Royce Capital Fund, and describes the differences between the classes of the Fund's shares.

The Fund offers two classes of its shares - Service Class shares and Investment Class shares. The shares of each class may be purchased at a price equal to the next determined net asset value per share of such class, subject to any sales loads and ongoing asset-based charges described below.

Service Class shares are sold (i) to life insurance companies for allocation to certain separate accounts established for the purpose of funding qualified and non-qualified variable annuity contracts and variable life insurance contracts and may also be offered directly to certain pension plans and retirement plans and accounts permitting accumulation of assets on a tax-deferred basis, each of whom have entered into agreements with, and may be compensated for account maintenance, shareholder servicing, recordkeeping and/or other administrative services by, the distributor of the Fund's shares and (ii) to such investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund's shares. Service Class shares are subject to 12b-1 fees. Such 12b-1 fees are payable by Service Class shares to such distributor under Royce Capital Fund's distribution plan pursuant to Rule 12b-1 under the Investment Company Act (the "12b-1 Plan"). Information regarding the 12b-1 Plan and the 12b-1 fees payable by Service Class shares is set forth in the Fund's current Prospectus for such shares and in Royce Capital Fund's Statement of Additional Information.

Investment Class shares are not subject to any 12b-1 fees.

Each class share of the Fund represents a pari passu interest in the Fund's investment portfolio and other assets and has the same redemption, voting and other rights. Each class bears those identifiable expenses incurred solely for shareholders of such class, including (but not limited to) (i) printing and distributing prospectuses, periodic reports and proxy statements to shareholders, (ii) Commission and Blue Sky registration fees, (iii) transfer agency and other shareholder services and (iv) litigation or other legal expenses. Thus, Service Class shares bear the expenses of ongoing 12b-1 fees and have exclusive voting rights with respect to the 12b-1 Plan, and the 12b-1 fees that are imposed on such shares are imposed directly against that class and not against all of the Fund's assets, so that such fees will not affect the net asset value of any other class.

Net investment income dividends and capital gains distributions paid by the Fund on each class of its shares will be calculated in the same manner at the same time and will differ only to the extent that 12b-1 fees relating to the Service Class or any other expenses incurred solely for a particular class are borne exclusively by that class.

Allocation of Income, Gains, Losses and Expenses. Income, gains and losses of the Fund are allocated pro rata according to the net assets of each class. Expenses not incurred by a specific class of the Fund are allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Amending 12b-1 Plan. The Fund will not implement any amendment to its 12b-1 Plan for the Service Class that would materially increase the amount that may be borne by such class unless the holders of such class of shares, voting separately as a class, approve the proposal.

This Plan shall become effective with respect to each class on the date on which the Fund's post-effective amendment including a Prospectus for such class shares shall become effective.
ROYCE CAPITAL FUND

May 1, 2006	By: /s/ John D. Diederich John D. Diederich Vice President

ROYCE CAPITAL FUND - SMALL-CAP PORTFOLIO
RULE 18f-3 PLAN

Rule 18f-3 under the Investment Company Act of 1940 (the "Investment Company Act") permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (a "18f-3 Plan") setting forth the differences among each class of its shares, (ii) receive the approval of a majority of its Board of Trustees (including a majority of the non-interested trustees) that the 18f-3 Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole and (iii) file a copy of the 18f-3 Plan with the Securities and Exchange Commission (the "Commission") as an exhibit to the fund's registration statement. The following 18f-3 Plan is for Royce Capital Fund - Small-Cap Portfolio (the "Fund"), a series of Royce Capital Fund, and describes the differences between the classes of the Fund's shares.

The Fund offers two classes of its shares - Service Class shares and Investment Class shares. The shares of each class may be purchased at a price equal to the next determined net asset value per share of such class, subject to any sales loads and ongoing asset-based charges described below.

Service Class shares are sold (i) to life insurance companies for allocation to certain separate accounts established for the purpose of funding qualified and non-qualified variable annuity contracts and variable life insurance contracts and may also be offered directly to certain pension plans and retirement plans and accounts permitting accumulation of assets on a tax-deferred basis, each of whom have entered into agreements with, and may be compensated for account maintenance, shareholder servicing, recordkeeping and/or other administrative services by, the distributor of the Fund's shares and (ii) to such investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund's shares. Service Class shares are subject to 12b-1 fees. Such 12b-1 fees are payable by Service Class shares to such distributor under Royce Capital Fund's distribution plan pursuant to Rule 12b-1 under the Investment Company Act (the "12b-1 Plan"). Information regarding the 12b-1 Plan and the 12b-1 fees payable by Service Class shares is set forth in the Fund's current Prospectus for such shares and in Royce Capital Fund's Statement of Additional Information.

Investment Class shares are not subject to any 12b-1 fees.

Each class share of the Fund represents a pari passu interest in the Fund's investment portfolio and other assets and has the same redemption, voting and other rights. Each class bears those identifiable expenses incurred solely for shareholders of such class, including (but not limited to) (i) printing and distributing prospectuses, periodic reports and proxy statements to shareholders, (ii) Commission and Blue Sky registration fees, (iii) transfer agency and other shareholder services and (iv) litigation or other legal expenses. Thus, Service Class shares bear the expenses of ongoing 12b-1 fees and have exclusive voting rights with respect to the 12b-1 Plan, and the 12b-1 fees that are imposed on such shares are imposed directly against that class and not against all of the Fund's assets, so that such fees will not affect the net asset value of any other class.

Net investment income dividends and capital gains distributions paid by the Fund on each class of its shares will be calculated in the same manner at the same time and will differ only to the extent that 12b-1 fees relating to the Service Class or any other expenses incurred solely for a particular class are borne exclusively by that class.

Allocation of Income, Gains, Losses and Expenses. Income, gains and losses of the Fund are allocated pro rata according to the net assets of each class. Expenses not incurred by a specific class of the Fund are allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Amending 12b-1 Plan. The Fund will not implement any amendment to its 12b-1 Plan for the Service Class that would materially increase the amount that may be borne by such class unless the holders of such class of shares, voting separately as a class, approve the proposal.

This Plan shall become effective with respect to each class on the date on which the Fund's post-effective amendment including a Prospectus for such class shares shall become effective.
ROYCE CAPITAL FUND

May 1, 2006	By: /s/ John D. Diederich John D. Diederich Vice President